Item 77M - Scudder High Income Plus
Fund (the "Fund"), a series of Scudder
MG Investments Trust (the
"Registrant")

Registrant incorporates by reference its
Registration Statement on Form N-14,
filed on March 28, 2005, (Accession
No. 0001193125-05-061802).

Shareholder Meeting Results:

A Special Meeting of Shareholders of
Scudder High Income Opportunity
Fund was held on April 26, 2005. The
following matter was voted upon by the
shareholders of said fund (the resulting votes are presented below):

1. To approve an Agreement and Plan
of Reorganization and the transactions
it contemplates, including the transfer
of all of the assets of Scudder High
Income Opportunity Fund to the Fund,
in exchange for shares of the Fund and
the assumption by the Fund of all of
the liabilities of Scudder High Income
Opportunity Fund, and the distribution
of such shares, on a tax-free basis for
federal income tax purposes, to the
shareholders of Scudder High Income
Opportunity Fund in complete
liquidation of Scudder High Income
Opportunity Fund. .

Affirmative 	Against
	Abstain
14,026,351.578	704,681.319
	431,517.026

G:sec_reg\nsar\2005\103105\usg77
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